Exhibit 10.3
                        BT OFFICE PRODUCTS INTERNATIONAL
                              Riverwalk, Suite 590
                            2150 East Lake Cook Road
                             Buffalo Grove, IL 60089


                                  June 25, 1996





Mr. Howard L. Brown
290 Westwind Court
Norwood, NJ   07648

Dear Howard:

                  This letter will confirm our mutual agreement regarding the terms and conditions of the termination of your employment with BT OFFICE PRODUCTS INTERNATIONAL, INC. (the "Company") and constitutes an agreement between you and the Company.

                  1. You hereby resign your position as Vice President and Regional President - Northeast Region effective the date hereof (the "Effective Date") and as an employee of the Company effective July 18, 1996 (the "Termination Date"). The letter from the Company to you dated June 12, 1996 purporting to furnish written notice under Section 3(b) of your employment agreement dated as of January 1, 1995 is hereby withdrawn as void and is of no further force and effect.

                  2. Subject to your strict  performance  of the  covenants  and agreements hereunder, including, without limitation, the covenants and agreements in Paragraphs 7 and 8 hereof, the Company agrees to make payments to you in the aggregate amount of $175,000, to be paid in five installments of $35,000.00, to be paid by check mailed to you at the address provided by Paragraph 13 below on or before the dates six, nine, twelve, fifteen and eighteen months, respectively, after the Effective Date.

                  3. Pursuant to the Company's 1995 Stock Option Plan (the "Option Plan") and the Option Agreement (the "Option Agreement") dated July 18, 1995 between you and the Company, options to purchase 52,500 shares will vest on July 18, 1996. Notwithstanding anything in the Option Plan or Option Agreement to the contrary, such options will terminate on October 16, 1996. The unvested balance of your options are hereby terminated and cancelled.

                  4. Except to the extent required by state or federal law, you and the Company each agree to refrain from making any public statements regarding the other which are disparaging of



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Mr. Howard L. Brown                   -2-                June 25, 1996




the other. Statements made in the course of a governmental or legal proceeding shall not be deemed to be public statements. Each of the Company and you agree to keep the amount of any payments made hereunder confidential and disclose such information to no one, except for each party's attorneys and accountants and except as may be required by law.

                  5. You acknowledge that you have opted not to participate in the Company's health insurance plan and that, accordingly, you have no rights to any coverage or continuation of coverage thereunder, including, without limitation, any benefits available under the federal Consolidated Budget Reconciliation Act or any similar state law.

                  6. (a) The Company shall promptly pay you $13,461.00 in full consideration of your earned and unused vacation benefits. You shall be paid your salary through the date hereof in accordance with the normal payroll practices of the Company.

                     (b) The Company will reimburse you for all reasonable and customary business expenses incurred by you in performing your duties as Vice President and Regional President - Northeast Region prior to June 12, 1996, upon receipt of reasonably itemized documentation as required by the Internal Revenue Code and approval by the Company. You shall have no rights to any additional payments in respect of your "perk" allowance except that the Company shall reimburse you for your expenses in respect of your automobile lease and cellular telephone through June 25, 1996 upon receipt of proper documentation.

                     (c) Any payments made under Paragraph 2 hereof or under this Paragraph 6 shall be subject to applicable withholding taxes but in no event shall any amount payable under this Paragraph 6 be reduced for any other reason.

                  7. (a) You recognize and acknowledge that the Company's marketing methods, forms, customer lists, price schedules, pricing systems, product lists, catalogues and similar proprietary information, as the same may exist from time to time, to the extent that these marketing methods, forms, customer lists, price schedules, pricing systems, product lists, catalogues and similar proprietary information are not publicly available, are valuable and unique assets of the Company. You agree that you will not at any time, directly or indirectly, use any of the foregoing for your own purposes or disclose any of the foregoing information or any part thereof to any person or entity for any reason or purpose whatsoever. In the event of a breach, or threatened breach, by you of the provisions of this Paragraph 8, the Company shall, in addition to all




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Mr. Howard L. Brown                   -3-                June 25, 1996




other available remedies, be entitled to an injunction restraining you from disclosing, in whole or in part, any of the foregoing information or from rendering any services to any person or entity to whom the foregoing information, in whole or in part, has been disclosed and/or threatened to be disclosed.

                     (b) You hereby agree that any and all improvements, inventions, discoveries, formulae, processes, methods, know-how, confidential data, trade secrets and other proprietary information (collectively, "Work Product") within the scope of the Business (as defined below) of the Company or any affiliate of the Company which you have conceived or made during your employment with the Company shall be and are the sole and exclusive property of the Company.

                  8. (a) You acknowledge that, during your employment with the Company, you have gained valuable and proprietary information regarding the Company and its respective operations and customers. Accordingly, in consideration of the covenants and agreements of the Company under this letter, you covenant and agree that, for a period of eighteen (18) consecutive months starting on the Effective Date (the "Term"), you will not directly or indirectly through any other person or entity

                           (i) engage in any business or activity that competes with the office products (including, without limitation, office furniture, office equipment, office supplies, printing and advertising specialties, tape, labels and other adhesive products, desk and telephone accessories, writing instruments, paper products and filing supplies, printing and related business forms, ribbons and computer supplies, school supplies and items described in the United Stationers annual office supplies catalogs and flyers) business of the Company and its subsidiaries (the "Business") or own, operate, manage, join, control, participate in the ownership, management, operation or control of, or be paid or employed by or act as consultant, agent, distributor, sales representative or contractor for, any business entity or activity which is engaged in the Business; or

                           (ii) solicit any sales to or other business of any person or entity which during the term of your employment with the Company was a customer or at the time of termination of your employment is an active prospect of the Company or any of its subsidiaries in connection with the Business; or

                           (iii) hire, or attempt to hire (or assist anyone else in hiring or attempting to hire) for employment or as



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Mr. Howard L. Brown                   -4-                June 25, 1996




         an independent sales representative, contractor or consultant, in any business enterprise or activity, any person who is, or during the twelve (12) month period immediately preceding the Effective Date was, an employee or independent sales representative, contractor or consultant of the Company or any of its subsidiaries or induce (or assist anyone in inducing) in any way any employee of or independent sales representative or contractor of or consultant to the Company to resign, sever employment, or breach or terminate an employment or sales representative or other services agreement with the Company or any of its subsidiaries; or

                            (iv) lend money to, guarantee the lending of money to, or otherwise invest in or arrange for or promote the financing of any business or other activity that competes with the Business.

                     (b) You acknowledge that the foregoing noncompetition covenant is a fair and reasonable restriction, that such covenant is reasonably required for the protection of the Company and that the consideration therefor is a fair and adequate consideration.

                     (c) You acknowledge that any breach or threatened or attempted breach of any provision of this Paragraph 8 would cause irreparable harm to the Company not compensable in money damages and that the Company and each of its affiliates shall be entitled, in addition to all other applicable remedies, to a temporary and permanent injunction and a decree for specific performance of the terms of this Paragraph 8 without being required to prove damages or furnish any bond or other security.

                     (d) In the event that any provision of this Paragraph 8 is determined to be invalid by any court or other entity of competent jurisdiction, the provisions of this Paragraph 8 shall be deemed to have been amended, and the parties hereto agree to execute all documents necessary to evidence such amendment, so as to eliminate or modify any such invalid provision so as to carry out the intent of this Paragraph 8 as far as possible and to render the terms of this Paragraph 8 enforceable in all respects as so modified.

                  9. The parties agree that simultaneously with the execution of this agreement and in consideration of the agreements contained herein they shall deliver the respective forms of release attached hereto as Exhibits A and B, duly authorized and executed.




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Mr. Howard L. Brown                   -5-                June 25, 1996




                  10. This letter and the obligations of the parties hereunder shall be construed, governed and enforced in accordance with the laws of the State of New York without giving effect to its rules regarding conflicts of law, and the parties hereto expressly waive trial by jury in any judicial proceeding involving, directly or indirectly, any matter in any way arising out of this letter or out of the employment relationship between us.

                  11. (a) This letter and the releases contemplated hereby constitute all of the understandings and agreements existing between the parties hereto concerning the specific subject matter of this letter and the rights and obligations created under it as of this date and supersedes and replaces any and all other agreements, plans or arrangements between the parties hereto including, without limitation, the letter agreement dated the date hereof between you and the Company on document no. 90057251.9.

                     (b) Notwithstanding anything to the contrary contained herein, your rights to indemnification under the Company's Restated Certificate of Incorporation and Amended and Restated By-laws remain in full force and effect to the extent therein provided. In addition, the indemnification agreement dated July 18, 1995 between the Company and you remains in full force and effect to the extent therein provided.

                  12. This letter may not be amended, altered, modified, or otherwise changed in any respect except by the written agreement of the parties. Any waiver by any party of any breach of any provision of this letter shall not be a waiver of any subsequent breach thereof or of any breach of any other provision hereof.

                  13. Any notice or other communication required or permitted under this letter shall be effective only if it is in writing and delivered personally or sent by a recognized overnight courier, postage prepaid, addressed as follows:

                           If to the Company:

                           BT Office Products International, Inc.
                           2150 East Lake Cook Road
                           Buffalo Grove, IL  60089
                           Attention:  Rudolf A.J. Huyzer




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Mr. Howard L. Brown                  -6-                 June 25, 1996




                           with a copy to:

                           Winthrop, Stimson, Putnam & Roberts
                           695 East Main Street
                           Stamford, CT   06901
                           Attention:  Frode Jensen, III, Esq.


                           If to Howard L. Brown:

                           Mr. Howard L. Brown
                           290 Westwind Court
                           Norwood, NJ   07648

                           with a copy to:

                           Howard, Darby & Levin
                           1330 Avenue of the Americas, Second Floor
                           New York, NY  10019
                           Attention:  Jack P. Levin, Esq.

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

                  14. This letter may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  Kindly sign this letter where indicated to reflect your agreement to its terms.

                             BT OFFICE PRODUCTS INTERNATIONAL, INC.



                             By:/s/ Rudolf A.J. Huyzer
                               _________________________________
                                  Name:  Rudolf A.J. Huyzer
                                  Title: President and Chief
                                         Executive Officer


ACKNOWLEDGED AND AGREED:



/s/ Howard Brown
_______________________
Howard L. Brown

                                                                       Exhibit A

                                     RELEASE

                  TO ALL WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT BT Office Products International, Inc. and NV Koninklijke KNP BT (and their respective parent corporations, subsidiary corporations, divisions, predecessors and successors and all related or affiliated legal or business entities), their present and former stockholders, and, in their official capacities only, officers, directors, agents, employees, attorneys and representatives, collectively, as RELEASOR, in consideration of the sum of Ten Dollars ($10.00), and other good and valuable consideration, received from Howard L. Brown, as RELEASEE, receipt of which is hereby acknowledged, does (except as hereafter provided) release and discharge Howard L. Brown, the RELEASEE, and RELEASEE'S heirs, executors, administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, regarding, in connection with, or in any way whatsoever arising out of RELEASEE's employment or termination of employment with RELEASOR, which against the RELEASEE the RELEASOR, RELEASOR'S successors and assigns ever had, now has or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this RELEASE, except as is necessary to enforce the terms of the Letter Agreement dated as of June 25, 1996 hereof between RELEASOR and RELEASEE.

                  Notwithstanding the foregoing, the release and discharge provided for herein shall not apply to any claim for contribution or indemnification (whether asserted by way of third-party complaint, cross-claim or independent action) which may hereafter be asserted in the name of the RELEASOR by its present insurers pursuant to their subrogation rights, if any, if such release and discharge would be in derogation of such subrogation rights under existing policies against RELEASEE in or in connection with, (a) an action entitled Irene T. Wright v. BT Office Products International, Inc., et al., 96 Civ. 2685 (DAB), in the United States District Court for the Southern District of New York (the "Wright Action") or (b) any other action in which claims are made relating to the same subject matter as the Wright Action.

                  RELEASOR acknowledges that it has been advised by competent legal counsel in connection with the execution of this RELEASE, that this paragraph should constitute written notice to RELEASOR OF RELEASOR'S right to be advised by legal counsel in connection with this RELEASE and RELEASOR understands its respective rights and obligations. RELEASOR declares, under penalty of perjury, that RELEASOR has completely read this RELEASE, and fully understands the terms and contents and freely, voluntarily and without coercion enter into this RELEASE.

                  This RELEASE and the Letter Agreement referred to above contain the entire agreement between the parties and it completely supersedes any prior written or oral agreements or representations concerning the subject matter hereof. Any oral representation or modification concerning this RELEASE shall be of no force or effect. This RELEASE can be modified only by a writing signed by the parties to this RELEASE.

                  This RELEASE shall be governed by and construed in accordance with the substantive laws of the State of New York.

                  The words "RELEASOR" and "RELEASEE" include all Releasors and all Releasees under this RELEASE.

                  IN WITNESS WHEREOF, the RELEASOR has caused this RELEASE to be executed by its duly authorized officer and its corporate seal to be hereunto affixed on August 6, 1996.

                             BT OFFICE PRODUCTS INTERNATIONAL, INC.


                             By:/s/ Rudolf A.J. Huyzer
                                __________________________________
                                  Title:


                             NV KONINKLIJKE KNP BT


                             By:/s/ Frans Koffrie
                                __________________________________
                                  Title:


                             By:/s/ Rob Bonnier
                               __________________________________
                                  Title:

STATE OF NY                   )
                              )  ss.: ____________   August 6th, 1996
COUNTY OF NY                  )

                  On this 6th day of August, 1996, before me personally came Rudolf Huyzer, who, being by me duly sworn, did depose and say that his address is _______________________, that he is the ________________ of BT Office
Products International, Inc., the corporation described in, and which executed the foregoing Release, that he knows the seal of the corporation, that the seal affixed to the Release is the corporate seal, that it was affixed by order of the board of the corporation, and that he signed his name by like order.


                                  /s/ Theresa Servello
                                 ____________________________________
                                               Notary Public




STATE OF  NY                  )
                              )  ss.: ____________  August 6th, 1996
COUNTY OF NY                  )

                  On this 6th day of August, 1996, before me personally came Frans Koffrie, who, being by me duly sworn, did depose and say that his address is ______________________, that he is the ___________________ of NV
Koninklijke KNP BT, the corporation described in, and which executed the foregoing Release, that he knows the seal of the corporation, that the seal affixed to the Release is the corporate seal, that it was affixed by order of the board of the corporation, and that he signed his name by like order.


                                  /s/ Theresa Servello
                                  _____________________________________
                                               Notary Public

STATE OF  NY                  )
                              )  ss.: ___________  August __, 1996
COUNTY OF NY                  )

                  On this 6th day of August,  1996,  before me personally  came
Rob Bonnier,  who,   being  by  me  duly  sworn,   did  depose and  say  that
his address is ______________________,  that he is the ___________________ of NV
Koninklijke KNP BT, the corporation described in, and which executed the foregoing Release, that he knows the seal of the corporation, that the seal affixed to the Release is the corporate seal, that it was affixed by order of the board of the corporation, and that he signed his name by like order.


                                  /s/ Theresa Servello
                                  _____________________________________
                                               Notary Public

                                                                       Exhibit B

                                     RELEASE

                  TO ALL WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT Howard L. Brown, as RELEASOR, in consideration of the sum of Ten Dollars ($10.00), and other good and valuable consideration, received from BT Office Products International, Inc., as RELEASEE, receipt of which is hereby acknowledged, does hereby release and discharge BT Office Products International, Inc., the RELEASEE, RELEASEE's parent corporations, subsidiary corporations, divisions, predecessors, successors and assigns and all related or affiliated legal or business entities, present and former stockholders (including the respective heirs, executors, administrators, successors and assigns of such stockholders) and, in their official capacities only, officers, directors, agents, employees, attorneys and representatives (including the respective heirs, executors, administrators, successors and assigns of such persons) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, regarding, in connection with or in any way arising out of RELEASOR's employment or the termination of such employment with RELEASEE, including, but not limited to, claims of discrimination (including claims of discrimination under the Age Discrimination in Employment Act) or wrongful discharge, which against the RELEASEE, the RELEASOR or RELEASOR's successors or assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this RELEASE, except as is necessary to enforce the terms of the Letter Agreement dated as of June 25, 1996 between RELEASOR and RELEASEE.

                  RELEASOR acknowledges that RELEASOR has been advised by competent legal counsel in connection with the execution of this RELEASE, that this paragraph should constitute written notice to RELEASOR of RELEASOR's right to be advised by legal counsel in connection with this RELEASE and that RELEASOR understands RELEASOR's respective rights and obligations. RELEASOR declares, under penalty of perjury, that RELEASOR has completely read this RELEASE, and fully understands the terms and contents and freely, voluntarily and without coercion enters into this RELEASE.

                  This RELEASE and the Letter Agreement referred to above contain the entire agreement between the parties and it completely supersedes any prior written or oral agreements or representations concerning the subject matter hereof. Any oral representation or modification concerning this RELEASE shall be of no force or effect. This RELEASE can be modified only by a writing signed by the parties to this RELEASE.

                  This RELEASE shall be governed by and construed in accordance with the substantive laws of the State of New York.

                  The words "RELEASOR" and "RELEASEE" include all releasors and all releasees under this RELEASE.

                  IN WITNESS WHEREOF, the RELEASOR has executed this RELEASE on July 17, 1996.


                                  /s/ Howard Brown
                                  _____________________________________
                                  Howard L. Brown








STATE OF NEW YORK    )
                     )  ss.:  July 17, 1996
COUNTY OF NEW YORK   )

                  On this 17th day of July, 1996, before me personally came Howard L. Brown, to me known, who, being by me duly sworn, did depose and say that his address is 290 Westwind Court, Norwood, New Jersey 07648, and acknowledged that he executed the foregoing Release for the purposes therein contained.


                                  _____________________________________
                                               Notary Public



                                       -3-

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